UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

PERCEPTRON, INC.
(Exact name of registrant as specified in charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

(734) 414-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value Rights to Purchase Preferred Stock	PRCP	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, the Board of Directors (the “Board”) of Perceptron, Inc. (the “Company”) appointed Jay W. Freeland as Interim President and Chief Executive Officer of the Company, effective as of November 12, 2019. Mr. Freeland will continue to serve as Chairman of the Board and will serve as the Company’s principal executive officer.

Mr. Freeland succeeds David L. Watza who resigned effective as of November 12, 2019 as President and Chief Executive Officer of the Company, as a member of the Board and as principal financial officer. In connection with his resignation, Mr. Watza entered into a Release Agreement with the Company, dated November 12, 2019, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Freeland, age 50, has been a Director of the Company since December 2018 and Chairman of the Board since May 2019.  Mr. Freeland served as President and Chief Executive Officer of FARO Technologies, Inc. (“FARO”) from December 2006 until December 2015 and as a Director of FARO from February 2006 until December 2015.  Mr. Freeland was a Co-Chief Executive Officer of FARO from January 2006 until December 2006 and served as President and Chief Operating Officer of FARO from November 2004 until January 2006. FARO is a publicly traded global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional measurement, imaging and realization systems. From April 2003 until November 2004, Mr. Freeland was the Founder & President of Freeland Solutions, LLC, a strategy and management consulting firm. From July 1991 until April 2003, Mr. Freeland held various positions with General Electric Company and its affiliates, including Vice President – Global Sales, Marketing & Commercial Operations – GE Energy Rentals and President and Chief Operating Officer of GE Harris Energy Control Systems, LLC.

Mr. Freeland’s weekly base salary will be $3,200. Mr. Freeland’s base salary is payable in the Company’s common stock on each of March 1, June 1, September 1 and December 1, based upon the accrued compensation for the period, divided by the closing market price of the Company’s common stock on such date, pursuant to the terms of the Company’s 2004 Stock Incentive Plan, except for the amount of the applicable withholding taxes, which will be paid in cash. He will not participate in the Company’s Fiscal 2020 Executive Short Term Incentive Plan or Long Term Incentive Plan, nor employee benefit programs, except to the extent required by law. He will be reimbursed for reasonable travel, housing and rental car expenses incurred in the performance of his duties. Mr. Freeland will continue to receive an annual retainer of $100,000 for his service as Chairman of the Board.

On November 11, 2019, the Management Development, Compensation and Stock Option Committee awarded Mr. Freeland non-qualified options to purchase 25,000 shares of the Company’s Common Stock with an exercise price equal to the closing price of the Company’s common stock on December 2, 2019, pursuant to the terms of the Company’s 2004 Stock Incentive Plan. The options will become exercisable (i) 50% upon the earlier of the effective date of the appointment of a new Chief Executive Officer or the first year anniversary of the date of the grant, (ii) 25% on the second year anniversary of the date of the grant and (iii) 25% on third year anniversary of the date of grant.

The Board of Directors will initiate a search to identify a new President and Chief Executive Officer of the Company.  Mr. Freeland will serve as interim President and Chief Executive Officer until a successor is appointed.

Also on November 11, 2019, the Board appointed Laura Pecoraro as the Company’s Vice President, Finance and principal financial officer, effective as of November 12, 2019. Ms. Pecoraro will continue to serve as the Company’s principal accounting officer. Ms. Pecoraro, age 57, served as the Company’s acting Vice President, Finance and principal accounting officer since September 2019. Prior to that, she served as the Company’s Director of Financial Planning and Analysis from December 2016 to September 2019. Prior to joining the Company, Mr. Pecoraro was the President of LP Finance and Accounting Services, Inc. from November 2015 through December 2016, where she provided financial and accounting consulting services. From 1990 to 2015, Ms. Pecoraro held various roles of increasing responsibility over a twenty-five year career with TriMas Corporation and its subsidiaries, most recently serving as Division Finance Officer of Lamons Gasket Company from February 2015 through October 2015 and as Vice President of Financial Planning and Analysis of TriMas Corporation from July 2008 through February 2015. Prior to holding such positions, Ms. Pecoraro’s positions at subsidiaries of Trimas Corporation included serving as Group Controller of Cequent Group, Vice President of Finance of Lamons Gasket Company, and Controller of Norris Cylinder Company. Her responsibilities in these positions included global accounting, strategic planning, annual operating planning and forecasting, as well as audit, information technology and finance oversight. Ms. Pecoraro possesses more than 30 years of accounting and finance experience in manufacturing and service companies.

Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

D. Exhibits.

Exhibit No.	Description
Exhibit 10.1	Release Agreement, dated November 12, 2019, between David L. Watza and the Company.
Exhibit 99.1	Press Release, dated November 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: November 12, 2019	/s/ Jay W. Freeland
By: Jay W. Freeland
Its: Chairman of the Board and Interim President and Chief Executive Officer